UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2010

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers.

(b)           On May 25, 2010, Patrick J. Zenner, a member of the Board of Directors (the “Board”) of XOMA Ltd. (the “Company”), notified the Company that he will not be standing for re-election to the Board at the Company’s 2010 Annual General Meeting of Shareholders (the “2010 Annual Meeting”), scheduled for July 21, 2010.  The decision by Mr. Zenner was not the result of any disagreement with the Company.

Item 8.01.  Other Matters.

On May 25, 2010, in light of Mr. Zenner’s decision not to stand for re-election to the Board at the 2010 Annual Meeting, the Board, pursuant to Article III, Section 1 of the Company’s Bye-Laws, adopted a resolution to decrease the maximum number of directors comprising the Board by one to seven, effective upon election of the directors nominated by the Board at the 2010 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2010	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary